                                                                    EXHIBIT 3.41

DSCB 15-1306 (Rev. 89)
P.O. NALF COMPANY PGH: PA 16219

Microfilm Number____________                       Filed with the Department of
                                                       State on APR 27 1992

Entity Number 2087645                                    /s/ [ILLEGIBLE]
                                                   ----------------------------
                                                   Secretary of the Commonwealth

                            ARTICLES OF INCORPORATION

Indicate type of domestic corporation (check one):

/ / Business-stock (15 Pa. C.S. Section 1306)      /X/ Professional (15 Pa C.S. Section 2903)

/ / Business-nonstock (15 Pa. C.S. Section 2102)   / / Management (15 pa. C.S. Section 2071)

/ / Business statutory dose (15 Pa C.S.            / / Cooperative (15 Pa. C.S. Section 7701)
    Section 2304a is applicable)

1.  The name of the corporation is: The Dermatopathology Laboratory, P.C.

    This corporation is incorporated under the provisions of the Business Corporation Law of 1988

2. The address of this corporation's initial (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

(a) St, Francis Medical Center, 400 45th Street, Pittsburgh, PA 15201  Allegheny
    ----------------------------------------------------------------------------
    Number and Street     City           State          Zip             County

(b)  N/A
    ----------------------------------------------------------------------------
    Name of Commercial Registered Office Provider                       County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is: 20,000 (other provisions, if any attach 5 1/2x 11 sheet)

4. The name and address, including street and number, if any. of each Incorporator is:

    Name                 Address                     Signature                  Date
    Alan R.Silverman     5340 Maynard Street         /s/ Alan R.Silverman      4/21/92
                         Pittsburgh, PA 15217

5.  The specified effective date, if any, is:
                                             -----------------------------------
                                             month   day    year    hour, if any

6. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.
                  SEE ATTACHMENT

7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15U.S.C, Section 77A at seq.).

8. Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among Its members/shareholders is:____________________________________________________

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                      THE DERMATOPATHOLOGY LABORATORY, P,C.

                             Attachment to Item 6 of
                            Articles of Incorporation

    In each election of Directors, shareholders entitled to vote shall not have the right of cumulative voting.

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                                    9790-1010

DSCB 15-1915 (Rev 90)
P. O. NALY COMPANY, PGH, PA 16219

Microfilm Number_________________                Filed with the Department of
                                                 State on  DEC 12 1997

Entity Number 2007645                                    /s/ [ILLEGIBLE]
                                                --------------------------------
                                                 Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

    In compliance with the requirement of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, designing to amend its Articles hereby states that:

1.  The name of the corporation is: THE DERMATOPATHOLOGY LABORATORY, P.C

2. The (a) address of this coporation's current registered office in this commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a) ST. FRANCIS MEDICAL CENTER, 45TH STREET, PITTSBURGH, PA 15201  ALLEGHENY
        ------------------------------------------------------------------------
        Number and State              City             State     Zip    County

    (b) c/o                       N/A
            --------------------------------------------------------------------
            Name of Commercial Registered Office Provider               County

    For a corporation represented by a commercial registered office provider, the country in (b) shall be deemed the country in which the corporation is located for venue and official publication purpose.

3. The statute by or under which it was incorporated is The General Association Act of 1988, Act of December 21, 1988 (P.L. 1444, No. 177)

4.  The date of its incorporation is April 27, 1992

5.  (Check and if appropriate complete, one of the following):

    /X/ The amendment shall be effective upon filling these Articles of Amendment in the Department of State

    / / The amendment shall be effective on ________________ at ________________
                                                  Date               Hour

6.  (Check one of the following)

    /X/ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa C.S. Section 1914(a) and (b).

    / / The amendment was adopted by the board of directors pursuant to 15 Pa
        C.S. Section1914(c).

7.  (Check, and if appropriate completed, one of the following):

    / / The amendment adopted by the corporation, set forth in full, is as follows:

    /X/ The amendment adopted by the corporation as set forth in full in Exhibit
        A attached hereto and made a part hereof.

[SEAL]

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                                    9797-1011

DSCB 15-1915 (Rev 90)-2

8.  Check if the amendment ???? this Article):

    / / The restated Articles of Incorporation ??? the original Articles and all amendments thereto.

    IN TESTIMONY WHEREOF of the undersigned corporation the caused these Articles of Amendment to be signed by a duly authorized officer thereof the 12th day of December, 1997.


                                         THE DERMATOPATHOLOGY LABORATORY, P.C.
                                         ---------------------------------------
                                                   (Name of Corporation)

                                         BY: /s/ Alan R. Silverman
                                             -----------------------------------
                                                       (signature)

                                         TITLE: Alan R. Silverman, Secretary

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                                    9790-1012

                      THE DERMATOPATHOLOGY LABORATORY, P.C.

                             EXHIBIT A TO ITEM 7 OF
                              ARTICLES OF AMENDMENT

     RESOLVED, that the name of this Corporation be, and it hereby is, changed from "The Dermatopathology Laboratory, P.C.", to "Ameripath Pennsylvania, Inc."; and

     RESOLVED FURTHER, that this Corporation be, and it hereby IS, changed from a professional corporation to a business corporation; and

     RESOLVED STILL FURTHER, that the Articles of Incorporation of this Corporation (hereinafter, "the Articles") be, and they hereby are, amended in the manner set forth below:

     A Paragraph 9 is hereby added to the Articles as follows:

          "9. The Corporation Shall have unlimited power to engage in and do any or all lawful business for which corporations may be incorporated under the General Association Act, act of December 21, 1988 (P.L. 1444, No. 177), under which Act this corporation, a corporation for profit, is incorporated.

          RESOLVED STILL FURTHER, that the proper officers of the Corporation be, and they hereby are, authorized and directed to execute Articles of Amendment setting forth the above changes, and to file such Articles of Amendment with the Commonwealth of Pennsylvania, on the Corporation's behalf.